Exhibit 99.1

PRESS RELEASE

CIRCOR Reports First-Quarter 2010 Results

•	EPS of $0.33 Significantly Exceeds Guidance Range as a Result of Lower Asbestos Charges

•	Lower-than-expected Revenue of $146.3M Reflects Delayed Shipments for International Energy Projects

•	Double-Digit Year-Over-Year Bookings Increases in All Segments; Order Strength Reflects Improving Demand Across Many End-Markets

Burlington, MA – May 10, 2010 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the first quarter ended April 4, 2010.

Management Comments on First-Quarter Results

“We recorded first-quarter earnings that exceeded our guidance range due to lower-than-expected asbestos charges and a favorable asbestos related insurance adjustment,” said Chairman and Chief Executive Officer Bill Higgins. “Excluding these benefits to earnings, we still would have reported EPS in line with our guidance on lower-than-expected sales. Revenue was below our guidance range as a result of delayed shipments for large international energy projects.”

“The highlight of the quarter was the year-over-year improvements we recorded in bookings across each of our reporting segments,” Higgins said. “Our Energy segment delivered 32% year-over-year growth in bookings, driven by increased demand in our short-cycle business. Flow Technologies reported a 26% increase in bookings as a result of strengthening across many end markets. Our Aerospace segment delivered a 47% improvement in bookings compared with the year-ago quarter due to strong landing gear and other military orders.”

Consolidated Results

Revenues for the first quarter of 2010 were $146.3 million, a 17% decrease from $175.6 million generated in the first quarter of 2009. Net income for the first quarter of 2010 decreased 45% to $5.7 million, or $0.33 per diluted share, compared with $10.5 million, or $0.61 per diluted share, for the first quarter of 2009. First-quarter 2010 net income reflects $0.6 million of pre-tax asbestos recoveries related to the Company’s Leslie Controls subsidiary compared with $8.3 million in asbestos charges in the first quarter of 2009.

There were no special charges (recoveries) in the first quarter of 2010. First-quarter 2009 net income included a pre-tax gain of $1.1 million related to proceeds from the sale of land use rights, recorded as a special recovery.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $161.1 million during the first quarter of 2010, an increase of 32% compared with the first quarter of 2009 and a 6% sequential decrease compared with the fourth quarter of 2009. The year-over-year increase in orders reflects stabilizing market conditions, while the sequential decrease is the result of lower-than-expected large international energy and pipeline solutions projects. In addition, the Company booked unusually high maritime orders in the fourth quarter of 2009. Backlog as of April 4, 2010 was $330.4 million, up 11% from backlog of $298.1 million at March 29, 2009 and up sequentially by 4% from December 31, 2009.

During the first quarter of 2010, the Company used $7.0 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared to using $7.9 million in the first quarter of 2009.

Energy

CIRCOR’s Energy segment revenues decreased by 35% to $57.7 million for the quarter ended April 4, 2010 compared with $89.3 million in the quarter ended March 29, 2009. The year-over-year decrease included organic declines of 47% across all areas, slightly offset by growth from acquisitions of 9% and favorable foreign currency adjustments of 3%.

Incoming orders for the first quarter of 2010 were $60.3 million, an increase of 32% from $45.8 million in the first quarter of 2009, and a decrease of 23% sequentially. The year-over-year increase was due to increased strength in the short-cycle business while the sequential decrease related to lower bookings of large international projects and pipeline solutions projects than the final quarter of 2009. Ending backlog totaled $135.4 million, a 6% increase compared with $127.3 million at the end of the first quarter of 2009, and a 2% increase sequentially.

The Energy segment adjusted operating margin, which excludes the impact of special charges, was 3.5% during the first quarter of 2010 compared with 18.1% for the first quarter of 2009 and 3.0% for the fourth quarter of 2009. First-quarter 2010 margins were negatively impacted year over year by organic revenue declines across the segment, the associated lost operating leverage, unfavorable pricing in large international projects, and the dilutive impact of the Pipeline Engineering acquisition. These factors were partially offset by lower commissions and increased productivity.

Aerospace

CIRCOR’s Aerospace segment revenues decreased by 4% to $27.3 million for the first quarter of 2010 from $28.3 million in the first quarter of 2009. Growth through acquisitions of 8% and favorable foreign currency adjustments of 1% were offset by organic declines of 13%. Incoming orders for the first quarter of 2010 were $33.0 million, an increase of 47% from $22.4 million in the first quarter of 2009, and a 39% increase from $23.7 million in the final quarter of 2009. The year-over-year and sequential increases were primarily due to military orders as well as the year-over-year increase from acquisitions. Ending backlog totaled $121.0 million, a 12% increase compared with $108.2 million at the end of the first quarter of 2009, and a 5% increase sequentially.

The Aerospace segment’s adjusted operating margin, which excludes the impact of special charges, was 13.2% for the first quarter of 2010 compared with 15.4% for the first quarter of 2009 and 14.7% for the fourth quarter of 2009. First-quarter 2010 margins were affected by reduced volume and associated leverage, as well as the dilutive impact of acquisitions and investments in new programs partially offset by productivity and favorable mix.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 6% to $61.3 million from $58.0 million in the first quarter of 2009. First-quarter 2010 revenues reflected organic growth of 3% and favorable foreign currency adjustments of 3%. Incoming orders for this segment were $67.8 million for the first quarter of 2010, an increase of 26% from $53.6 million in the first quarter of 2009 and a decrease of 2% sequentially. The year-over-year increase was due to strengthening demand across many end markets except chemical, refining and commercial construction. Ending backlog totaled $74.0 million, an 18% increase compared with $62.6 million at the end of the first quarter of 2009, and a 9% increase sequentially.

This segment’s adjusted operating margin, which excludes the impact of special and asbestos charges, for the first quarter of 2010 was 10.2% compared with 11.6% in the first quarter of 2009, and 11.7% in the fourth quarter of 2009. First-quarter 2010 margins were affected by unfavorable product mix, partially offset by productivity enhancements.

Business and Financial Outlook

“Our positive bookings trend during the past two quarters continues to provide us with reason for cautious optimism about the remainder of the year,” continued Higgins. “In Energy, we believe that the short-cycle business has stabilized and we are hopeful that an increasing number of large international projects will be released. In Flow Technologies, we believe many of our end markets bottomed in the second quarter of 2009 and will continue to improve. In Aerospace, our outlook is improving with freight and passenger traffic increasing, and OEMs announcing higher aircraft production later in the year. The recent financial headwinds in Europe and the Gulf coast oil crisis have created some uncertainties we will watch closely. However, we believe we have seen the bottom in many of our markets and bookings are beginning to improve in these areas.”

“As our sales volumes rebound, CIRCOR’s lean cost structure will enable us to drive profitability improvement across the organization. Our balance sheet remains strong and our ability to generate cash flow allows us to complement organic growth with strategic acquisitions,” concluded Higgins.

CIRCOR currently expects revenues for the second quarter of 2010 in the range of $170 million to $180 million and earnings, excluding special charges, to be in the range of $0.28 to $0.38 per diluted share.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, May 10, 2010, at 5:00 p.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including second-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 4, 2010	March 29, 2009
Net revenues	$146,269	$175,647
Cost of revenues	103,550	119,628

GROSS PROFIT	42,719	56,019
Selling, general and administrative expenses	35,418	34,099
Asbestos charges (recoveries)	(648)	8,263
Special charges (recoveries)	—	(1,135)

OPERATING INCOME	7,949	14,792

Other (income) expense:
Interest income	(43)	(146)
Interest expense	597	178
Other (income) expense, net	(51)	(183)

Total other expense (income)	503	(151)

INCOME BEFORE INCOME TAXES	7,446	14,943
Provision for income taxes	1,713	4,483

NET INCOME	$5,733	$10,460

Earnings per common share:
Basic	$0.34	$0.62
Diluted	$0.33	$0.61

Weighted average common shares outstanding:
Basic	17,051	16,916
Diluted	17,193	17,014

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 4, 2010	March 29, 2009

OPERATING ACTIVITIES
Net income	$5,733	$10,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,228	2,839
Amortization	979	622
Compensation expense of stock-based plans	843	808
Tax effect of share based compensation	112	290
Gain on disposal of property, plant and equipment	—	(21)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(10,734)	7,151
Inventories	(4,332)	8,998
Prepaid expenses and other assets	(8,212)	3,538
Accounts payable, accrued expenses and other liabilities	9,609	(39,380)

Net cash used in operating activities	(2,774)	(4,695)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,606)	(2,576)
Proceeds from disposal of property, plant and equipment	13	31
Purchase of investments	—	(85,739)
Proceeds from sale of investments	—	82,569
Business acquisitions, net of cash acquired	(340)	(6,666)

Net cash used in investing activities	(3,933)	(12,381)

FINANCING ACTIVITIES
Proceeds from long-term debt	16,110	35,352
Payments of long-term debt	(15,972)	(28,324)
Dividends paid	(639)	(657)
Proceeds from the exercise of stock options	256	—
Tax effect of share based compensation	(112)	(290)

Net cash (used in) provided by financing activities	(357)	6,081

Effect of exchange rate changes on cash and cash equivalents	(1,474)	(365)

DECREASE IN CASH AND CASH EQUIVALENTS	(8,538)	(11,360)
Cash and cash equivalents at beginning of year	46,350	47,473

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,812	$36,113

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 4, 2010	December 31, 2009

ASSETS
Current Assets:
Cash & cash equivalents	$37,812	$46,350
Short-term investments	22,412	21,498
Trade accounts receivable, less allowance for doubtful accounts of $1,921 and $1,992, respectively	122,191	115,260
Inventories	146,907	145,031
Income taxes refundable	2,907	726
Prepaid expenses and other current assets	8,600	4,195
Deferred income tax asset	13,866	15,847
Insurance receivables	7,997	4,614
Assets held for sale	542	1,167

Total Current Assets	363,234	354,688

Property, Plant and Equipment, net	92,847	95,167

Other Assets:
Goodwill	47,515	47,893
Intangibles, net	52,554	55,238
Deferred income tax asset	5,956	5,676
Other assets	3,284	3,391

Total Assets	$565,390	$562,053

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$62,342	$57,239
Accrued expenses and other current liabilities	48,090	46,736
Accrued compensation and benefits	17,695	18,617
Asbestos liability	11,410	12,476
Notes payable and current portion of long-term debt	3,733	5,914

Total Current Liabilities	143,270	140,982

Long-Term Debt, net of current portion	3,778	1,565
Long-Term Asbestos Liability	48,421	47,785
Other Non-Current Liabilities	20,677	21,313
Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,050,121 and 16,991,365 issued and outstanding, respectively	171	170
Additional paid-in capital	251,005	249,960
Retained earnings	91,503	86,408
Accumulated other comprehensive income	6,565	13,870

Total Shareholders' Equity	349,244	350,408

Total Liabilities and Shareholders' Equity	$565,390	$562,053

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	April 4, 2010	March 29, 2009
ORDERS
Energy	$60,338	$45,820
Aerospace	33,029	22,418
Flow Technologies	67,774	53,637

Total orders	$161,141	$121,875

	April 4, 2010	March 29, 2009
BACKLOG
Energy	$135,401	$127,283
Aerospace	120,988	108,233
Flow Technologies	73,993	62,627

Total backlog	$330,382	$298,143

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
NET REVENUES

Energy	$89,307	$76,814	$61,185	$66,113	$293,419	$57,722
Aerospace	28,344	30,243	26,234	28,506	113,327	27,274
Flow Technologies	57,996	57,478	56,908	63,494	235,876	61,273

Total	175,647	164,535	144,327	158,113	642,622	146,269

ADJUSTED OPERATING MARGIN

Energy (excl. special charges)	18.1%	12.3%	10.9%	3.0%	11.7%	3.5%
Aerospace (excl. special charges)	15.4%	16.2%	13.2%	14.7%	14.9%	13.2%
Flow Technologies (excl. special & asbestos charges)	11.6%	9.5%	10.9%	11.7%	11.0%	10.2%
Segment operating income (excl. special & asbestos charges)	15.5%	12.1%	11.3%	8.6%	12.0%	8.1%
Corporate expenses (excl. special & asbestos charges)	-3.1%	-3.4%	-3.0%	-3.3%	-3.2%	-3.1%
Adjusted Operating Income	12.5%	8.7%	8.4%	5.3%	8.8%	5.0%
Asbestos charges (recoveries) (attributable to Flow Technologies)	4.7%	2.1%	1.4%	25.5%	8.4%	-0.4%
Special charges (recoveries)	-0.6%	0.0%	-0.4%	0.3%	-0.2%	0.0%
Total operating margin	8.4%	6.6%	7.4%	-20.6%	0.6%	5.4%

ADJUSTED OPERATING INCOME

Energy (excl. special charges)	16,169	9,461	6,696	1,966	34,292	2,025
Aerospace (excl. special charges)	4,372	4,905	3,461	4,195	16,933	3,607
Flow Technologies (excl. special & asbestos charges)	6,744	5,484	6,197	7,444	25,869	6,276

Segment operating income (excl. special & asbestos charges)	27,285	19,850	16,354	13,605	77,094	11,908
Corporate expenses (excl. special & asbestos charges)	(5,365)	(5,589)	(4,276)	(5,267)	(20,497)	(4,607)

Adjusted Operating Income	21,920	14,261	12,078	8,338	56,597	7,301

Asbestos charges (recoveries) (attributable to Flow Technologies)	8,263	3,442	1,977	40,397	54,079	(648)
Special charges (recoveries)	(1,135)	—	(543)	485	(1,193)	—

Total operating income	14,792	10,819	10,644	(32,544)	3,711	7,949

INTEREST (EXPENSE) INCOME, NET	(32)	(41)	(394)	(602)	(1,069)	(554)
OTHER (EXPENSE) INCOME, NET	183	267	959	(967)	442	51

PRETAX INCOME (LOSS)	14,943	11,045	11,209	(34,113)	3,084	7,446
(PROVISION) BENEFIT FOR INCOME TAXES	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)

EFFECTIVE TAX RATE	30.0%	30.0%	25.0%	39.2%	-90.3%	23.0%
NET (LOSS) INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733

Weighted Average Common Shares Outstanding (Diluted)	17,014	17,066	17,116	17,033	17,111	17,193

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33

EBIT	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000
Depreciation	2,839	3,245	3,536	3,687	13,307	3,228
Amortization of intangibles	622	627	707	1,078	3,034	862

EBITDA	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,090

EBITDA AS A PERCENT OF SALES	10.5%	9.1%	11.0%	-18.2%	3.2%	8.3%

CAPITAL EXPENDITURES	$2,576	$1,925	$1,605	$4,926	$11,032	$3,606

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(7,928)	$17,882	$11,241	$11,757	$32,952	$(7,019)

ADD: Capital expenditures	2,576	1,925	1,605	4,926	11,032	3,606
Dividends paid	657	637	636	638	2,568	639

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,695)	$20,444	$13,482	$17,321	$46,552	$(2,774)

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(49,519)	$(69,331)	$(77,081)	$(60,369)	$(60,369)	$(52,713)

ADD:
Cash & cash equivalents	36,113	33,038	83,708	46,350	46,350	37,812
Investments	36,991	48,344	3,023	21,498	21,498	22,412

TOTAL DEBT	$23,585	$12,051	$9,650	$7,479	$7,479	$7,511

DEBT AS % OF EQUITY	7%	3%	3%	2%	2%	2%

TOTAL DEBT	23,585	12,051	9,650	7,479	7,479	7,511

TOTAL SHAREHOLDERS' EQUITY	341,860	357,596	371,728	350,408	350,408	349,244

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000

LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,090

LESS:
Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)
Depreciation	(2,839)	(3,245)	(3,536)	(3,687)	(13,307)	(3,228)
Amortization	(622)	(627)	(707)	(1,078)	(3,034)	(862)
Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733

ADJUSTED INCOME [NET INCOME EXCLUDING SPECIAL CHARGES, NET OF TAX]	$9,666	$7,732	$8,000	$(20,432)	$4,965	$5,733

LESS:
Special charges (recoveries), net of tax	(794)	—	(405)	295	(905)	—

NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733

ADJUSTED WEIGHTED AVERAGE SHARES	17,014	17,066	17,116	17,140	17,111	17,193

Adjustment for anti-dilutive conversion of shares	—	—	—	107	—	—

Weighted average common shares outstanding (diluted)	17,014	17,066	17,116	17,033	17,111	17,193

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL CHARGES, NET OF TAX]	$0.57	$0.45	$0.47	$(1.20)	$0.29	$0.33

LESS: Special charges (recoveries), net of tax impact on EPS	$(0.05)	$—	$(0.02)	$0.02	$(0.05)	$—

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES & Q4 2009 5 YEAR FUTURE ASBESTOS CLAIM LIABILITY, NET OF TAX				$5,458	$30,855	$5,733

LESS:
Special charges (recoveries), net of tax				295	(905)	—
5 year future asbestos claim liability				(25,890)	(25,890)	—
NET INCOME				$(20,727)	$5,870	$5,733

ADJUSTED EARNINGS PER SHARE, EXCLUDING SPECIAL CHARGES & Q4 2009 5 YEAR FUTURE ASBESTOS CLAIM LIABILITY, NET OF TAX				$0.32	$1.80	$0.33

LESS: Special charges (recoveries), net of tax impact on EPS	$(0.05)	$—	$(0.02)	$0.02	$(0.05)	$—
5 year future asbestos claim liability				$(1.52)	$(1.51)	$—

EARNINGS PER COMMON SHARE (Diluted)				$(1.22)	$0.34	$0.33

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
Quarterly Case Rollforward

Beginning open cases	968	1,103	1,158	1,143	968	1,104
Cases filed	222	203	131	131	687	150
Cases resolved and dismissed	(87)	(148)	(146)	(170)	(551)	(104)

Ending open cases	1,103	1,158	1,143	1,104	1,104	1,150

Ending open mesothelioma cases	578	584	612	597	597	623

Income Statement Amounts

Indemnity costs accrued (filed cases)	$4,602	$2,109	$1,140	$10	$7,861	$699
5 year future indemnity costs accrued	—	—	—	39,800	39,800	—
Adverse verdict costs (verdicts appealed)	90	97	95	(1,308)	(1,026)	65
Defense costs incurred	3,166	3,275	3,009	2,862	12,312	3,731
Insurance recoveries adjustment	2,069	—	—	—	2,069	(3,652)
Insurance recoveries accrued	(1,664)	(2,039)	(2,268)	(966)	(6,937)	(1,491)

Net pre-tax asbestos expense (recovery)	$8,263	$3,442	$1,976	$40,398	$54,079	$(648)

Balance Sheet Amounts

Existing claim indemnity liability	$20,781	$19,849	$20,060	$17,916		$17,932
Future claim indemnity liability	—	—	—	39,800		39,800
Incurred defense cost liability	4,212	5,169	3,615	2,544		2,099
Insurance recoveries asset	(9,088)	(7,426)	(6,485)	(4,614)		(7,997)

Net asbestos liability	$15,905	$17,592	$17,190	$55,646		$51,834